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     As filed with the Securities and Exchange Commission on April 10, 2001
                                                 Registration No. 333-50770

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

Illuminet Holdings, Inc.              Delaware                    36-4042177
(Exact name of registrant       (State of incorporation or     (I.R.S. Employer
 as specified in its charter)   organization of registrant)  Identification Number)

                                  P.O. Box 2909
                             4501 Intelco Loop, S.E.
                             Lacey, Washington 98503
                                 (360) 493-6000
               (Address, including zip code and telephone number,
               including area code, of each registrants principal
                                executive office)
                                 Roger H. Moore
                      President and Chief Executive Officer
                                  P.O. Box 2909
                             4501 Intelco Loop, S.E.
                             Lacey, Washington 98503
                                 (360) 493-6000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 With Copies to:
                                  James M. Ash
                       Blackwell Sanders Peper Martin LLP
                          2300 Main Street, Suite 1100
                           Kansas City, Missouri 64108
                                 (816) 983-8000

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 1 (this "Amendment") to the Registration Statement on Form S-3 (Registration No. 333-50770, originally filed November 28, 2000) (the "Registration Statement") of Illuminet Holdings, Inc., a Delaware corporation ("Illuminet"), is being filed to deregister the remaining unsold shares of common stock, par value $.01 per share (the "Common Stock"), of the total 944,460 shares of Common Stock of Illuminet covered by the Registration Statement. This is due to the expiration of the obligation of Illuminet to maintain the effectiveness of the Registration Statement under the Registration Rights Agreement (dated June 30, 2000) between the Company and the selling stockholders identified in the prospectus, which is a part of the Registration Statement. Accordingly, Illuminet hereby files this Amendment to deregister a total of 484,181 shares of Common Stock, originally registered by the Registration Statement, which remain unsold.

                              SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lacey, State of Washington, on April 9, 2001.

                                   ILLUMINET HOLDINGS, INC.

                                   By: /s/ Roger H. Moore
                                      ------------------------------------------
                                         Roger H. Moore
                                         President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

               Signature                                    Title                                   Date

                                   *                       Director                            April __, 2001
------------------------------------
           Theodore D. Berns

                                   *                       Director                            April __, 2001
------------------------------------
          Richard A. Lumpkin

                                   *                       Director                            April __, 2001
------------------------------------
          Jack W. Blumenstein

                                   *                       Director                            April __, 2001
------------------------------------
            James W. Strand

                                   *                       Director                            April __, 2001
------------------------------------
         Gregory J. Wilkinson

  /s/ Roger H. Moore
------------------------------------         Director, Chief Executive Officer                  April 9, 2001
            Roger H. Moore                      (Principal Executive Officer)

 /s/ Daniel E. Weiss
------------------------------------        Chief Financial Officer, Secretary and              April 9, 2001
            Daniel E. Weiss                   Treasurer (Principal Financial and
                                                     Accounting Officer)

* By:  /s/ Daniel E. Weiss
      -----------------------------------
       Attorney-in-Fact


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